UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

At a meeting of the Board of Directors of Krispy Kreme Doughnuts, Inc. (the “Company”) held on November 14, 2006, the Company set January 31, 2007 as the date for its next annual meeting of shareholders (the “Shareholder Meeting”). The Company set December 8, 2006 as the record date for determining those shareholders entitled to vote at the Shareholder Meeting.

Shareholder proposals that are intended to be included in the Company’s proxy statement and form of proxy relating to the Shareholder Meeting must be received by the Company no later than November 29, 2006, the date set by the Company at the November 14, 2006 Board of Directors meeting.

Other shareholder proposals for items of business to be brought before the Shareholder Meeting that are not to be included in the Company’s proxy statement and form of proxy must be received by the Company no later than December 22, 2006, the date determined in accordance with the Company’s bylaws. The Company’s bylaws require that certain information with respect to the proposal and the shareholder making the proposal be set forth in the notice.

To obtain a copy of the relevant bylaw provision or to submit a proposal, a shareholder must submit such a request or a proposal in writing to: Krispy Kreme Doughnuts, Inc., c/o Secretary, 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: November 15, 2006
By: /s/ Michael C. Phalen

Michael C. Phalen
Chief Financial Officer